UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 3, 2021

KALEYRA, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38320	82-3027430
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Via Marco D’Aviano, 2, Milano MI, Italy	20131
(Address of Principal Executive Offices)	(Zip Code)

+39 02 288 5841

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	KLR	New York Stock Exchange
Warrants, at an exercise price of $11.50 per share of Common Stock	KLR WS	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.

On November 9, 2021, Kaleyra, Inc., a Delaware corporation (the “Company”) issued a press release announcing its financial results for the third quarter ended September 30, 2021. A copy of the Company’s press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information contained in this Item 2.02, including Exhibit 99.1 attached hereto, shall not be deemed “filed” with the Securities and Exchange Commission nor incorporated by reference in any registration statement filed by the Company under the Securities Act of 1933, as amended.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Certain Compensatory Arrangements of Certain Officers.

(c) Appointment of Named Executive Officers

On November 3, 2021, the board of directors (the “Board”) of the Company appointed Mauro Carobene as the Company’s Chief Business Officer, Nicola Junior Vitto as the Company’s Chief Product Officer, and Geoffrey Grauer as the Company’s Senior Vice President of Operations and Customer Success, each effective as of November 3, 2021. The terms of each executive’s employment agreement are more fully described in Item 5.02(e) below. Messrs. Carobene, Vitto and Grauer will be named executive officers in the Company’s future proxy statements and Section 16 reporting persons.

Mauro Carobene. Mr. Carobene joined the Company as its Chief Business Officer in October 2021. He has served as a member of the board of advisors of Avenseus Holdings Pte Ltd. since July 2021 and a member of the board of directors of Signal Partners Oy since November 2020. Mr. Carobene co-founded Squisini in April 2015 and continued there as a co-founder until June 2018. In August 2018, he joined Digital Route AB as Chief Commercial Officer and served in that capacity until April 2019 when he became Chief Revenue Officer of that company. He continued as Chief Revenue Officer of Digital Route AB until joining the Company in October 2021. From April 2011 to February 2018, he served Comptel Corporation in a multitude of capacities, including Chief Commercial Officer, Senior Vice President EMEA region, Chief Market Operations Officer, and Senior Vice President of West Europe and Northern America, until Comptel Corporation was acquired by Nokia. Prior to his time at Comptel Corporation, he worked at Nokia from 2004 through April 2011 in a variety of roles, including OSS solutions manager, sales manager, Head of Sales for Vodafone Business Team, OSS/BSS sales director, Head of OSS Integration practice, and Head of OSS Solution Management and Integration. Mr. Carobene holds a Masters degree in Electrical and Electronics Engineering from Politecnico di Milano.

Nicola Junior Vitto. Mr. Vitto joined the Company as its Chief Product Officer in January 2020. Before joining the Company, he filled several positions at ShopFully International Group (shopfully.com). He was a Business Line Director from February 2019 to January 2020 while serving as the Chief Technology Officer from March 2017 to January 2020, and was the Head of Product from July 2016 to April 2018. From October 2010 through September 2018, Mr. Vitto served as a co-founder and Chief Technology Officer at Blomming. He also was the Vice President of Marketing at Ubiquity (the former name of Kaleyra S.p.A.) from December 2014 to July 2016. Mr. Vitto previously worked as an employee and consultant in Tech & Product Management roles for companies such as Yoox Net-A-Porter group (ynap.com) and Venere.com (a subsidiary of Expedia). Mr. Vitto is an official Italian AIS Sommelier, and co-founded an inn (Antica Locanda La Canonica) in the Italian mountains from April 2008 to December 2011. Mr. Vitto holds a Bachelor of Science in Computer Science Engineering from the Alma Mater Studiorum - Università di Bologna (Italy).

Geoffrey Grauer. Mr. Grauer joined the Company as the Senior Vice President of Operations and Customer Success in June 2021. Before joining the Company, Mr. Grauer was the Vice President of Security and Technical Operations of mGage (which was acquired by the Company in June 2021) from January 2015 to June 2021. From February 2014 through January 2015, he served as the Chief Product Officer and Chief Technology Officer of Crossboard Mobile. In April 2008, he co-founded Pontiflex and served as its Chief Information Officer and Chief Operating Officer until December 2012 when he became the Chief Executive Officer. He continued as Chief Executive Officer of Pontiflex until it was acquired in April 2014. Prior to co-founding Pontiflex, Mr. Grauer was a senior engineer and manager at Amazon, from November 2004 to April 2008, a Senior Security Consultant at Aozora Bank in Tokyo, from April 2006 to July 2006, and the Lead Unix Engineer at HSBC Bank from September 2001 to September 2004. Mr. Grauer has a Computer Science degree from Florida State University.

(e) Compensatory Arrangements

Employment Agreement with Mauro Carobene

On October 1, 2021, Mr. Carobene and Kaleyra S.p.A., the Company’s Italian subsidiary (“Kaleyra S.p.A.”), entered into an employment agreement, in connection with his appointment as Chief Business Officer.

Under the employment agreement, Mr. Carobene will be paid an annual based salary of EUR 240,000 (approximately $277,000), subject to adjustment, and will be eligible to receive variable compensation in the form of a discretionary annual performance and target bonus, with an incentive target amount of 50% of his then-applicable annual base salary, which is subject to the achievement of certain individual performance targets and company results, which will be payable in cash, shares or other form as determined by Kaleyra S.p.A.

The employment agreement can be terminated by either party at any time during the six-month probationary period and thereafter in accordance with the notice periods applicable by law. Any severance payment is payable in accordance with Article 8(8) of Legislative Decree no. 252 of December 5, 2005.

The foregoing summary of the terms and conditions of Mr. Carobene’s employment agreement is not complete and is qualified in its entirety by reference to the full text of the employment agreement, which is included as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Additionally, on November 3, 2021 the Board granted to Mr. Carobene 113,506 restricted stock units (“RSUs”), which subject to Mr. Carobene’s continued service to the Company will vest as follows: 25% of the RSUs will vest on November 1, 2022 and the remaining 75% will vest in twelve quarterly installments thereafter, beginning on February 1, 2023 and ending on November 1, 2025.

Employment Agreement with Nicola Junior Vitto

On January 14, 2020, Kaleyra SpA and Mr. Vitto entered into an employment agreement in connection with his appointment as Chief Product Officer, effective as of January 16, 2020.

The employment agreement provides that Mr. Vitto will be paid an annual base salary of EUR 180,000 (approximately $208,000), payable in 14 instalments and will be eligible to receive a discretionary annual performance and target bonus, with an incentive target amount of 50% of his then-applicable annual gross salary, to be based on the achievement of certain individual targets, as agreed with his manager, and certain company targets.

In connection with the entry into his employment agreement, Mr. Vitto also received a signing bonus in the amount of EUR 60,000 (approximately $69,000), payable in two instalments at the end of the first and third month of employment.

The employment agreement can be terminated in accordance with the notice periods applicable by law. Any severance payment is payable in accordance with Article 8(8) of Legislative Decree no. 252 of December 5, 2005.

The foregoing summary of the terms and conditions of Mr. Vitto’s employment agreement is not complete and is qualified in its entirety by reference to the full text of the employment agreement, which is included as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Employment Agreement with Geoff Grauer

On June 10, 2020, mGgage, LLC, an affiliate of the Company (“mGage”), and Mr. Grauer entered into an offer letter with a summary employment term sheet in connection with his appointment as Vice President, Operations & Security.

The offer letter terms provide that Mr. Grauer will be paid an annual base salary of $250,000 and be eligible to receive an annual target bonus, with an incentive target amount of 20% of his then-applicable annual base salary, to be based on the achievement of operating targets, payable at the direction of the then Chief Executive Officer and Chairman of mGage upon his determination in his sole discretion.

The offer letter terms provide for at will employment and the employment relationship may be terminated by either Mr. Grauer or mGage at any time. If Mr. Grauer’s employment is terminated by mGage without cause, Mr. Grauer will be entitled to receive the following severance benefits: (A) a lump sum cash payment equal to the aggregate amount of six-months of his then-current base salary, (B) a lump sum payment equal to the company-paid COBRA premium rate for continued coverage for him and his dependents, and (C) the prorated amount of his target bonus, if any. Payment of any severance is subject to Mr. Grauer’s signing a release of claims.

The foregoing summary of the terms and conditions of Mr. Grauer’s employment agreement is not complete and is qualified in its entirety by reference to the full text of the offer letter and summary employment terms, which is included as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The exhibits required by this item are set forth on the Exhibit Index attached hereto.

Exhibit Number

10.1†**	Employment Agreement, dated October 1, 2021, by and between mGage LLC and Mauro Carobene

10.2†**	Employment Agreement, dated January 14, 2020, by and between mGage LLC and Nicola Junior Vitto

10.3†**	Employment Agreement, dated June 10, 2020, by and between mGage LLC and Geoffrey Grauer

99.1	Press Release dated November 9, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

†	Indicates a management contract or compensatory plan.
**	Certain portions of this Exhibit have been redacted in accordance with Item 601(a)(6) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 9, 2021

By:	/s/ Dario Calogero
Name:	Dario Calogero
Title:	Chief Executive Officer and President